FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  March 29, 2000.


                            HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                              #1-8680
(State or other jurisdiction of                            (Commission File
incorporation)                                                      Number)


200 W. Douglas                                                  #48-0901658
Suite #820                                                    (IRS Employer
Wichita, Kansas  67202                                  Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                        (Registrant's telephone number)

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Item 5  Other Information

Wichita, Kansas, March 29, 2000 - High Plains Corporation (NASDAQ:HIPC), a leading producer of ethanol, the gasoline additive, sees multiple advantages for both the public and the Company from legislation proposed last week.

On March 20, the administrator of the Environmental Protection Agency, Carol Browner, announced that her agency will ask Congress for changes in the Clean Air Act of 1990 that will encourage the use of ethanol, a renewable fuel made from corn, in place of MTBE, a petroleum-derived Additive. Specifically, the EPA is advocating a ban on MTBE, an end to the current oxygen standard, and the implementation of a nationwide renewable fuel standard, which could significantly increase the demand for ethanol. This recommendation mirrors the Clinton Administration's action plan on MTBE, which states that, "By preserving and promoting continued growth in renewable fuels, particularly ethanol, this step will increase farm income, create jobs in rural America, improve or energy security, and help protect the environment."

The Clean Air Act requires gasoline in areas with serious air pollution to contain at least two- percent oxygen by weight. MTBE and ethanol both are oxygenates.

MTBE, used in one-third of the gasoline sold in the Untied States, has been found to be a carcinogen and has been linked to groundwater pollution in California and elsewhere.

Ms. Browner said that her agency will seek to "significantly reduce or eliminate" use of MTBEs under the Toxic Substance Control Act. That law allows EPA to ban chemicals "deemed to pose an unreasonable risk to the public or the environment," according to the EPA.

Gary R. Smith, president of High Plains, referred to a study released yesterday that said ethanol production could more than double if MTBE is banned. The study was prepared by an independent industry analyst at the request of The Governors' Ethanol Coalition, and declared that the replacement of MTBE would be a "significant market opportunity for the domestic ethanol industry."

The study further estimated that replacing MTBE with ethanol would increase demand for ethanol to nearly 3.2 billion gallons per year by 2004, up from approximately 1.5 billion gallons currently.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska and Portales, New Mexico. Additional information is available on the Company's Web site, www.highplainscorp.com.


This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:       March  29,  2000             HIGH PLAINS CORPORATION

                                         /s/Gary R. Smith
                                         President & CEO